Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Declares an $0.08/Share Quarterly Dividend

FORT SMITH, Arkansas, January 28, 2022 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on February 11, 2022, payable on February 25, 2022.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 14,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages their full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

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